Exhibit 99.1

FOR IMMEDIATE RELEASE

STIFEL FINANCIAL CORP. REPORTS FOURTH QUARTER AND FULL-YEAR 2011 FINANCIAL RESULTS

16th Consecutive Year of Record Net Revenues

Highlights for the three months ended December 31, 2011:
  Net revenues of $356.9 million.
  Net income of $27.0 million, or $0.43 per diluted share.
  Stockholders’ equity was $1.3 billion and book value per share was $25.10.
Highlights for the year ended December 31, 2011:
  Record net revenues of $1.42 billion; 16th consecutive year of record net revenues.
  Net income of $84.1 million, or $1.33 per diluted share.

  Non-GAAP net income of $113.6 million1, or $1.80 per diluted share.

ST. LOUIS, February 15, 2012 – Stifel Financial Corp. (NYSE: SF) today reported net income of $27.0 million, or $0.43 per diluted share, on net revenues of $356.9 million for the three months ended December 31, 2011, compared with net income of $41.4 million, or $0.65 per diluted share2, on net revenues of $401.6 million for the fourth quarter of 2010.

For the year ended December 31, 2011, the Company reported record net revenues of $1.42 billion, which represents the 16th consecutive year of record net revenues. The Company reported net income of $84.1 million, or $1.33 per diluted share, for the year ended December 31, 2011, compared with net income of $1.9 million, or $0.03 per diluted share2, on net revenues of $1.38 billion in 2010. On a non-GAAP basis, the Company reported net income of $113.6 million1, or $1.80 per diluted share, compared with non-GAAP net income of $124.8 million1, or $2.16 per diluted share2 in 2010. A reconciliation of the Company’s GAAP results to these non-GAAP measures is discussed below under “Non-GAAP Financial Measures.”

“We are pleased to report that 2011 represented our 16th consecutive year of record net revenues. This is significant given continued headwinds and uncertainty in the marketplace, particularly in the second half of the year. We thank our clients for their support and our dedicated employees who strive to distinguish Stifel by providing superior service and execution,” commented Ronald J. Kruszewski, Chairman, President and CEO of Stifel Financial. “Our fourth quarter results mark an improvement from the prior quarter, but are a tough comparison with the record year-ago quarter. Stifel Bank’s growth in assets continue to contribute to our overall results, and investment banking rebounded, particularly in advisory, due to increased activity at year end. Financial advisor recruiting has picked up and we welcomed the Stone & Youngberg associates to our platform during the quarter who made an accretive impact. Looking forward, we remain committed to growing our businesses and are well positioned to take advantage of opportunities.”

Summary Results of Operations (Unaudited)
	Three Months Ended					Year Ended
(in 000s)	12/31/11	12/31/10	% Change	9/30/11	% Change	12/31/11	12/31/10	% Change
Net revenues	$356,878	$401,599	(11.1)	$334,214	6.8	$1,416,562	$1,382,026	2.5
Net income	$27,016	$41,394	(34.7)	$22,304	21.1	$84,134	$1,907	*
Non-GAAP net income [1]	$27,016	$47,318	(42.9)	$22,304	21.1	$113,562	$124,760	(9.0)
Earnings per share: [2]
Basic	$0.52	$0.81	(35.8)	$0.43	20.9	$1.61	$0.04	*
Diluted	$0.43	$0.65	(33.8)	$0.35	22.9	$1.33	$0.03	*
Non-GAAP diluted [1]	$0.43	$0.74	(41.9)	$0.35	22.9	$1.80	$2.16	(16.7)

* Not meaningful.

1 A reconciliation of the company’s GAAP results to these non-GAAP measures is discussed below under “Non-GAAP Financial Measures.”

2 Per share information for the three and twelve months ended December 31, 2010 has been adjusted to reflect the April 2011 three-for-two stock split.

Business Segment Results

Summary Segment Results - Core [3] (Unaudited)
	Three Months Ended					Year Ended
(in 000s)	12/31/11	12/31/10	% Change	9/30/11	% Change	12/31/11	12/31/10	% Change
Net revenues:[4]
Global Wealth Management	$224,569	$236,424	(5.0)	$219,498	2.3	$908,158	$843,269	7.7
Institutional Group	134,229	165,902	(19.1)	113,259	18.5	507,397	541,839	(6.4)
Other	(1,920)	461	(516.5)	1,457	(231.8)	1,119	(956)	217.1
	$356,878	$402,787	(11.4)	$334,214	6.8	$1,416,674	$1,384,152	2.3
Operating contribution:[4]
Global Wealth Management	$62,872	$62,717	0.2	$55,612	13.1	$235,382	$194,023	21.3
Institutional Group	10,773	43,656	(75.3)	9,152	17.7	63,269	129,535	(51.2)
Other	(28,619)	(29,994)	(4.6)	(25,741)	11.2	(112,395)	(116,587)	(3.6)
	$45,026	$76,379	(41.0)	$39,023	15.4	$186,256	$206,971	(10.0)

 Fourth Quarter

Global Wealth Management

For the quarter ended December 31, 2011, the Global Wealth Management (“GWM”) segment generated pre-tax operating income of $62.9 million, compared with $62.7 million in the fourth quarter of 2010 and $55.6 million in the third quarter of 2011. Net revenues for the quarter were $224.6 million, compared with $236.4 million in the fourth quarter of 2010, and $219.5 million in the third quarter of 2011. The decrease in net revenues from the fourth quarter of 2010 is primarily attributable to a decrease in commissions and principal transactions revenues, as a result of lower trading volumes, offset by increased net interest revenues as a result of the growth of net interest-earning assets at Stifel Bank.

The increase in net revenues from the third quarter of 2011 was primarily attributable to an increase in principal transactions revenues, as a result of higher trading volumes and an increase in net interest revenues as a result of the growth of net interest-earning assets at Stifel Bank, offset by a decrease in commission revenues.

  The Private Client Group reported net revenues of $205.1 million, a 10% decrease compared with the fourth quarter of 2010 and a 2% increase compared with the third quarter of 2011.

  Stifel Bank reported net revenues of $19.5 million, a 99% increase compared with the fourth quarter of 2010 and an 11% increase compared with the third quarter of 2011.

Institutional Group

For the quarter ended December 31, 2011, the Institutional Group segment generated pre-tax operating income of $10.8 million, compared with $43.7 million in the fourth quarter of 2010 and $9.2 million in the third quarter of 2011. Net revenues for the quarter were $134.2 million, compared with $165.9 million in the fourth quarter of 2010 and $113.3 million in the third quarter of 2011. The decrease in net revenues from the fourth quarter of 2010 was driven by a decline in equity capital raising revenues and advisory fees, which were negatively impacted by the challenging market conditions during the fourth quarter of 2011 and lower industry-wide volumes. The increase in net revenues from the third quarter of 2011 was primarily attributable to an increase in advisory fees and, to a lesser extent, to an increase in fixed income capital raising and fixed income institutional brokerage revenues associated with the contributions from Stone & Youngberg, which was acquired on October 1, 2011. Those increases were offset by decreases in equity institutional brokerage and equity capital raising revenues.

3 GAAP and Core results are the same for the three months ended December 31, 2011 and September 30, 2011.

4 A reconciliation of the company’s GAAP results to these non-GAAP measures is discussed below under “Non-GAAP Financial Measures.”

Institutional brokerage revenues were $80.3 million, a 3% decrease compared with the fourth quarter of 2010 and a 2% increase compared with the third quarter of 2011.

  Equity brokerage revenues were $40.6 million, a 13% decrease compared with the fourth quarter of 2010 and a 14% decrease compared with the third quarter of 2011.

  Fixed income brokerage revenues were $39.7 million, a 10% increase compared with the fourth quarter of 2010 and a 25% increase compared with the third quarter of 2011.

Investment banking revenues were $52.1 million, a 36% decrease compared with the fourth quarter of 2010 and a 53% increase compared with the third quarter of 2011.

  Equity capital raising revenues were $10.1 million, a 71% decrease compared with the fourth quarter of 2010 and a 38% decrease compared with the third quarter of 2011.

  Fixed income capital raising revenues were $13.2 million, a 113% increase compared with the fourth quarter of 2010 and a 162% increase compared with the third quarter of 2011.

  Equity advisory fee revenues were $25.7 million, a 33% decrease compared with the fourth quarter of 2010, and a 135% increase compared with the third quarter of 2011.

  Fixed income advisory fee revenues were $3.1 million, a 9% increase compared with the fourth quarter of 2010 and a 94% increase compared with the third quarter of 2011.

Consolidated Compensation and Benefits Expenses

For the quarter ended December 31, 2011, compensation and benefits expenses were $228.7 million, compared with $237.1 million in the fourth quarter of 2010 and $210.6 million in the third quarter of 2011.

Compensation and benefits as a percentage of net revenues was 64% in the fourth quarter of 2011 compared with 59% in the fourth quarter of 2010 and 63% in the third quarter of 2011. Transition pay, which primarily consists of amortization of upfront notes, signing bonuses and retention awards, as a percentage of net revenues was 5% in the fourth quarter of 2011 compared with 3% in the fourth quarter of 2010 and 5% in the third quarter of 2011.

Consolidated Non-Compensation Operating Expenses

For the quarter ended December 31, 2011, non-compensation operating expenses were $83.1 million, compared with $97.7 million in the fourth quarter of 2010, which included $8.6 million of merger-related expenses. Non-compensation operating expenses for the third quarter of 2011 were $84.6 million.

Non-compensation operating expenses as a percentage of net revenues for the quarter ended December 31, 2011 was 23% compared with 24% in the fourth quarter of 2010 and 25% in the third quarter of 2011.

Provision for Income Taxes

The effective income tax rate for the quarter ended December 31, 2011 was 40% compared with 38% for the comparable period in 2010 and 43% in the third quarter of 2011.

Full-Year 2011

Global Wealth Management

For the year ended December 31, 2011, the GWM segment generated pre-tax operating income of $235.4 million, a 21% increase compared with $194.0 million in 2010. Net revenues for the year ended December 31, 2011 were $908.2 million, an 8% increase compared with $843.3 million in 2010. The increase in net revenues from 2010 is primarily attributable to: (1) higher commission revenues as a result of increased client assets coupled with higher productivity; (2) growth in asset management and service fees as a result of an increase in assets under management and market performance gains; and (3) increased net interest revenues as a result of the growth of net interest-earning assets at Stifel Bank. The increase in net revenues from 2010 was offset by a decrease in principal transactions revenues, as a result of lower trading volumes.

  The Private Client Group reported record net revenues of $850.1 million, a 6% increase compared to $804.7 million in 2010.

  Stifel Bank reported net revenues of $58.1 million, a 50% increase compared to $38.6 million in 2010.

Institutional Group

For the year ended December 31, 2011, the Institutional Group segment generated pre-tax operating income of $63.3 million, a 51% decrease compared with $129.5 million in 2010. Net revenues for the year were $507.4 million, a 6% decrease compared with $541.8 million in 2010. The decrease in net revenues from 2010 was driven by a decline in fixed income institutional brokerage, advisory fees, and equity capital raising revenues, which were negatively impacted by the challenging market conditions during 2011 and lower industry-wide capital raising volumes.

Institutional brokerage revenues were $323.3 million, a 5% decrease compared with $341.5 million in 2010.

  Equity institutional brokerage revenues were $181.9 million, a 5% increase compared to $173.0 million in 2010.

  Fixed income institutional brokerage revenues were $141.4 million, a 16% decrease compared to $168.5 million in 2010.

Investment banking revenues were $179.1 million, a 7% decrease compared with $191.9 million in 2010.

  Equity capital raising revenues were $77.5 million, an 11% decrease compared to $87.4 million in 2010.

  Fixed income capital raising revenues were $26.5 million, a 26% increase compared to $21.1 million in 2010.

  Equity advisory fee revenues were $67.9 million, an 11% decrease compared to $76.1 million in 2010.

  Fixed income advisory fee revenues were $7.2 million, a 2% decrease compared to $7.3 million in 2010.

Consolidated Compensation and Benefits Expenses

For the year ended December 31, 2011, compensation and benefits expenses of $900.4 million, which included $1.7 million of merger-related expenses, decreased 15% compared with $1.1 billion in 2010, which included $186.1 million related to the modification of the Company’s deferred compensation plan and merger-related expenses. Excluding the merger-related expenses and charges for the modification of the Company’s deferred compensation plan, compensation and benefits expenses for 2011 increased 3% compared to 2010. Excluding these charges, compensation and benefits as a percentage of net revenues was 63%5, which was consistent with 2010.

Transition pay as a percentage of net revenues was 5% for the year ended December 31, 2011 compared with 6% in 2010.

Consolidated Non-Compensation Operating Expenses

For the year ended December 31, 2011, non-compensation operating expenses of $377.5 million, which included $45.8 million of litigation-related charges and merger-related expenses, increased 16% compared with $326.1 million in 2010, which included $19.0 million of merger-related expenses. Excluding litigation-related charges and merger-related expenses, non-compensation operating expenses increased 8% compared to 2010. The increase in non-compensation operating expenses is primarily attributable to an increase in other operating expenses, in addition to higher occupancy and equipment, and communication and office supplies expenses as a result of an increase in headcount and related new offices. Excluding the litigation-related charges and merger-related expenses, non-compensation operating expenses as a percentage of net revenues was 24%5 compared with 22%5 in 2010.

Provision for Income Taxes

For the year ended December 31, 2011, our provision for income taxes was $54.5 million, representing an effective tax rate of 39.3%, compared to a benefit of $2.1 million in 2010. The 2010 provision was impacted by state tax adjustments, a change in the valuation allowance, and an increase in the rate applied to the Company’s deferred tax assets.

5  A reconciliation of the Company’s GAAP results to these non-GAAP measures is discussed below under “Non-GAAP Financial Measures.”

Statement of Financial Condition (Unaudited)

Total assets increased 18% to $5.0 billion as of December 31, 2011 from $4.2 billion as of December 31, 2010. The increase is primarily attributable to growth of the Company’s bank subsidiary, which as of December 31, 2011 has grown its assets to $2.3 billion from $1.8 billion as of December 31, 2010. As of December 31, 2011, Stifel Bank’s investment portfolio of $1.4 billion has increased 32% from December 31, 2010, with more than 99% of the investment portfolio comprised of investment grade securities, of which more than 64% were Government-Sponsored Enterprise guaranteed MBS or AAA-rated investments. The Company’s broker-dealer subsidiary’s gross assets and liabilities, including trading inventory, stock loan/borrow, receivables and payables from/to brokers, dealers and clearing organizations and clients, fluctuate with business levels and overall market conditions. The Company has no exposure to non-U.S. sovereign debt.

Total stockholders’ equity as of December 31, 2011 increased $48.2 million, or 4%, to $1.3 billion. Book value per share was $25.10 as of December 31, 2011. The Company repurchased $48.5 million, or 1.7 million shares6, of its common stock pursuant to existing Board repurchase authorizations during the year ended December 31, 2011.

As of December 31, 2011, the Company reported total securities owned and investments at fair value of $1.9 billion, which included securities categorized as Level 3 of $234.6 million. The Company’s Level 3 assets included auction rate securities (“ARS”) and private equity and other fixed income securities with fair values of $181.8 million and $52.8 million, respectively, as of December 31, 2011. The Company completed the final phase of the previously announced modified ARS repurchase plan during the fourth quarter of 2011. For the year ended December 31, 2011, the Company repurchased ARS of $48.7 million par value.

Non-GAAP Financial Measures

The Company utilized non-GAAP calculations of presented net revenues, compensation and benefits, non-compensation operating expenses, income before income taxes, provision for income taxes, net income, compensation and non-compensation operating expense ratios, pre-tax margin and diluted earnings per share as an additional measure to aid in understanding and analyzing the Company’s financial results for the three and twelve months ended December 31, 2011 and the three and twelve months ended December 31, 2010. Specifically, the Company believes that the non-GAAP measures provide useful information by excluding certain items that may not be indicative of the Company’s core operating results and business outlook. The Company believes that these non-GAAP measures will allow for a better evaluation of the operating performance of the business and facilitate a meaningful comparison of the Company’s results in the current period to those in prior periods and future periods. Reference to these non-GAAP measures should not be considered as a substitute for results that are presented in a manner consistent with GAAP. These non-GAAP measures are provided to enhance investors' overall understanding of the Company’s current financial performance. These non-GAAP amounts exclude litigation-related expenses associated with the civil lawsuit and related regulatory investigation in connection with the ongoing matter with five Southeastern Wisconsin school districts, compensation expense related to the acceleration of deferred compensation as a result of the modification of the Company’s deferred compensation plan and certain compensation and non-compensation operating expenses associated with the merger of TWPG.

A limitation of utilizing these non-GAAP measures of net revenues, compensation and benefits, non-compensation operating expenses, income before income taxes, provision for income taxes, net income, compensation and non-compensation operating expenses ratios, pre-tax margin and diluted earnings per share is that the GAAP accounting effects of these merger-related charges do in fact reflect the underlying financial results of the Company’s business and these effects should not be ignored in evaluating and analyzing its financial results. Therefore, the Company believes that GAAP measures of net revenues, compensation and benefits, non-compensation operating expenses, income before income taxes, provision for income taxes, net income, compensation and non-compensation operating expense ratios, pre-tax margin and diluted earnings per share and the same respective non-GAAP measures of the Company’s financial performance should be considered together.

6  Share information has been adjusted to reflect the April 2011 three-for-two stock split.

The following tables provide details with respect to reconciling net revenues, compensation and benefits, non-compensation operating expenses, income before income taxes, provision for income taxes, net income, compensation and benefits and non-compensation operating expense ratios, pre-tax margin and diluted earnings per share on a GAAP basis for the year ended December 30, 2011 and the three and twelve months ended December 31, 2010 to the aforementioned results on a non-GAAP basis for the same periods.

	Reconciliation of GAAP to Non-GAAP Earnings (Unaudited)
	(in thousands, except per share amounts)
	Three Months Ended December 31, 2011			Year Ended December 31, 2011
	GAAP	Non-core	Non-GAAP	GAAP	Non-core[7]	Non-GAAP

Net revenues	$356,878	$—	$356,878	$1,416,562	$112	$1,416,674

Non-interest expenses:
Compensation and benefits	228,743	—	228,743	900,421	(1,722)	898,699
Non-compensation operating expenses	83,109	—	83,109	377,533	(45,814)	331,719
Total non-interest expenses	311,852	—	311,852	1,277,954	(47,536)	1,230,418
Income before income taxes	45,026	—	45,026	138,608	47,648	186,256
Provision for income taxes	18,010	—	18,010	54,474	18,220	72,694
Net income	$27,016	$—	$27,016	$84,134	$29,428	$113,562

Earnings per share:
Diluted	$0.43		$0.43	$1.33		$1.80

As a percentage of net revenues:
Compensation and benefits	64.1%		64.1%	63.6%		63.4%
Non-compensation operating expenses	23.3%		23.3%	26.6%		23.5%
Income before income taxes	12.6%		12.6%	9.8%		13.1%

	Reconciliation of GAAP to Non-GAAP Earnings (Unaudited)
	(in thousands, except per share amounts)
	Three Months Ended December 31, 2010			Year Ended December 31, 2010
	GAAP	Non-core[7]	Non-GAAP	GAAP	Non-core[7]	Non-GAAP

Net revenues	$401,599	$1,188	$402,787	$1,382,026	$2,126	$1,384,152

Non-interest expenses:
Compensation and benefits	237,117	242	237,359	1,056,202	(186,053)	870,149
Non-compensation operating expenses	97,665	(8,616)	89,049	326,053	(19,021)	307,032
Total non-interest expenses	334,782	(8,374)	326,408	1,382,255	(205,074)	1,177,181
Income/(loss) before income taxes	66,817	9,562	76,379	(229)	207,200	206,971
Provision for income taxes/(benefit)	25,423	3,638	29,061	(2,136)	84,347	82,211
Net income	$41,394	$5,924	$47,318	$1,907	$122,853	$124,760

Earnings per share:[8]
Diluted	$0.65		$0.74	$0.03		$2.16

As a percentage of net revenues:
Compensation and benefits	59.0%		58.9%	76.4%		62.9%
Non-compensation operating expenses	24.4%		22.1%	23.6%		22.1%
Income/(loss) before income taxes	16.6%		19.0%	0.0%		15.0%

7 Non-core items for the year ended December 31, 2011 include litigation-related expenses associated with the civil lawsuit and related regulatory investigation in connection with the ongoing matter with five Southeastern Wisconsin school districts and certain merger-related expenses related to the merger with TWPG. Non-core items for the three and twelve months ended December 31, 2010 include certain merger-related expenses related to the merger with TWPG.

8 Per share information has been adjusted to reflect the April 2011 three-for-two stock split.

Conference Call Information

Stifel Financial Corp. will host its fourth quarter and fiscal year 2011 financial results conference call on Wednesday, February 15, 2012, at 5:00 p.m. Eastern time. The conference call may include forward-looking statements.

All interested parties are invited to listen to the Company’s Chairman, President, and CEO, Ronald J. Kruszewski, by dialing (800) 651-2240 and referencing conference ID #51663538. A live audio webcast of the call, as well as a presentation highlighting the Company’s results, will be available through the Company's web site, www.stifel.com. For those who cannot listen to the live broadcast, a replay of the broadcast will be available through the above-referenced web site beginning approximately one hour following the completion of the call.

Company Information

Stifel Financial Corp. (NYSE: SF) is a financial services holding company headquartered in St. Louis, Missouri that conducts its banking, securities, and financial services business through several wholly owned subsidiaries. Stifel clients are served through Stifel, Nicolaus & Company, Incorporated and Thomas Weisel Partners LLC in the U.S., through Stifel Nicolaus Canada Inc. in Canada, and through Stifel Nicolaus Europe Limited in the United Kingdom and Europe. The Company’s broker-dealer affiliates provide securities brokerage, investment banking, trading, investment advisory, and related financial services to individual investors, professional money managers, businesses, and municipalities. Stifel Bank & Trust offers a full range of consumer and commercial lending solutions. Stifel Trust Company, N.A. offers trust and related services. To learn more about Stifel Financial, please visit the Company’s web site at www.stifel.com.

Forward-Looking Statements

This earnings release contains certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements in this earnings release not dealing with historical results are forward-looking and are based on various assumptions.  The forward-looking statements in this earnings release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements.  Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities:  the ability to successfully integrate acquired companies or the branch offices and financial advisors; a material adverse change in financial condition; the risk of borrower, depositor, and other customer attrition; a change in general business and economic conditions; changes in the interest rate environment, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation and regulation; other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the companies’ operations, pricing, and services; and other risk factors referred to from time to time in filings made by Stifel Financial Corp. with the Securities and Exchange Commission.  Forward-looking statements speak only as to the date they are made. Stifel Financial Corp. disclaims any intent or obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Summary Results of Operations (Unaudited)
	Three Months Ended					Year Ended
(in thousands, except per share amounts)	12/31/11	12/31/10	% Change	9/30/11	% Change	12/31/11	12/31/10	% Change
Revenues:
Commissions	$123,737	$139,605	(11.4)	$143,243	(13.6)	$561,081	$445,260	26.0
Principal transactions	93,963	89,996	4.4	76,650	22.6	343,213	453,533	(24.3)
Asset management	55,920	57,042	(2.0)	58,253	(4.0)	228,834	193,159	18.5
Investment banking	56,075	90,975	(38.4)	37,673	48.8	199,584	218,104	(8.5)
Other income	8,379	10,497	(20.2)	540	*	19,731	19,855	(0.6)
Operating revenues	338,074	388,115	(12.9)	316,359	6.9	1,352,443	1,329,911	1.7
Interest revenue	25,220	18,307	37.8	24,161	4.4	89,466	65,326	37.0
Total revenues	363,294	406,422	(10.6)	340,520	6.7	1,441,909	1,395,237	3.3
Interest expense	6,416	4,823	33.0	6,306	1.7	25,347	13,211	91.9
Net revenues	356,878	401,599	(11.1)	334,214	6.8	1,416,562	1,382,026	2.5
Non-interest expenses:
Compensation and benefits	228,743	237,117	(3.5)	210,573	8.6	900,421	1,056,202	(14.7)
Occupancy and equipment rental	31,967	34,730	(8.0)	30,914	3.4	121,929	115,742	5.3
Communications and office supplies	19,391	19,709	(1.6)	18,838	2.9	75,589	69,929	8.1
Commission and floor brokerage	6,097	7,313	(16.6)	7,400	(17.6)	27,040	26,301	2.8
Other operating expenses	25,654	35,913	(28.6)	27,466	(6.6)	152,975	114,081	34.1
Total non-interest expenses	311,852	334,782	(6.8)	295,191	5.6	1,277,954	1,382,255	(7.5)

Income/(loss) before income taxes	45,026	66,817	(32.6)	39,023	15.4	138,608	(229)	*
Provision for income taxes/(benefit)	18,010	25,423	(29.2)	16,719	7.7	54,474	(2,136)	*
Net income	$27,016	$41,394	(34.7)	$22,304	21.1	$84,134	$1,907	*

Earnings per share:[9]
Basic	$0.52	$0.81	(35.8)	$0.43	20.9	$1.61	$0.04	*
Diluted	$0.43	$0.65	(33.8)	$0.35	22.9	$1.33	$0.03	*

Weighted average number of common shares outstanding:[9]
Basic	51,849	51,268	1.1	52,367	(1.0)	52,418	48,723	7.6
Diluted	62,695	63,700	(1.6)	63,152	(0.7)	63,058	57,672	9.3

* Not meaningful.

(in thousands, except per share, employee and location amounts)
	12/31/11	12/31/10	% Change	9/30/11	% Change
Statistical Information:
Book value per share[9]	$25.10	$24.42	2.8	$24.48	2.5
Financial advisors[10]	1,987	1,935	2.7	1,961	1.3
Full-time associates	5,097	4,906	3.9	4,942	3.1
Locations	320	312	2.6	313	2.2
Total client assets	$119,362,000	$110,593,000	7.9	$107,693,000	10.8

9  Per share and share information for the three and twelve months ended December 31, 2010 has been adjusted to reflect the April 2011 three-for-two stock split.

10  Includes 154, 160 and 160 independent contractors at December 31, 2011 and 2010 and September 30, 2011, respectively.

Global Wealth Management Summary Results of Operations (Unaudited)
	Three Months Ended					Year Ended
(in 000s)	12/31/11	12/31/10	% Change	9/30/11	% Change	12/31/11	12/31/10	% Change
Revenues:
Commissions	$83,662	$92,558	(9.6)	$92,029	(9.1)	$371,046	$321,541	15.4
Principal transactions	53,700	58,520	(8.2)	48,836	10.0	209,962	239,851	(12.5)
Asset management and service fees	55,691	56,953	(2.2)	58,007	(4.0)	228,045	192,073	18.7
Net interest	17,602	10,277	71.3	15,016	17.2	57,188	44,834	27.6
Investment banking	4,015	5,015	(19.9)	3,737	7.4	20,475	22,768	(10.1)
Other income	9,899	13,101	(24.4)	1,873	428.5	21,442	22,202	(3.4)
Net revenues	224,569	236,424	(5.0)	219,498	2.3	908,158	843,269	7.7
Non-interest expenses:
Compensation and benefits	125,053	136,009	(8.1)	128,244	(2.5)	528,835	503,456	5.0
Non-compensation operating expenses	36,644	37,698	(2.8)	35,642	2.8	143,941	145,790	(1.3)
Total non-interest expenses	161,697	173,707	(6.9)	163,886	(1.3)	672,776	649,246	3.6
Income before income taxes	$62,872	$62,717	0.2	$55,612	13.1	$235,382	$194,023	21.3

As a percentage of net revenues:
Compensation and benefits	55.7	57.5		58.4		58.2	59.7
Non-compensation operating expenses	16.3	16.0		16.3		15.8	17.3
Income before income taxes	28.0	26.5		25.3		26.0	23.0

Stifel Bank & Trust (Unaudited)
(in thousands)
	12/31/11	12/31/10	% Change	9/30/11	% Change
Other information:
Assets	$2,275,729	$1,773,270	28.3	$2,311,371	(1.5)
Investment securities	1,403,552	1,065,354	31.7	1,311,680	(4.6)
Retained loans, net	631,173	388,265	62.6	567,341	11.3
Loans held for sale, net	131,754	86,344	52.6	114,452	15.1
Deposits	2,071,738	1,623,568	27.6	2,210,763	(2.3)

Allowance as a percentage of loans[11]	0.83%	0.60%		0.67%
Non-performing assets as a percentage of total assets	0.14%	0.18%		0.08%

11 Excluding acquired loans of $124.2 million, $155.7 million and $134.4 million, the allowance as a percentage of gross loans totaled 1.03%, 0.99% and 0.88% as of December 31, 2011 and 2010 and September 30, 2011, respectively.

Institutional Group Summary Results of Operations (Unaudited)
	Three Months Ended					Year Ended
(in 000s)	12/31/11	12/31/10	% Change	9/30/11	% Change	12/31/11	12/31/10	% Change
Revenues:
Commissions	$40,076	$47,047	(14.8)	$51,214	(21.7)	$190,036	$123,719	53.6
Principal transactions	40,263	35,564	13.2	27,815	44.8	133,251	217,770	(38.8)

Capital raising	23,331	40,674	(42.6)	21,436	8.8	103,985	108,473	(4.1)
Advisory fees	28,728	40,909	(29.8)	12,500	129.8	75,123	83,425	(10.0)
Investment banking	52,059	81,583	(36.2)	33,936	53.4	179,108	191,898	(6.7)
Other income[12]	1,831	1,708	7.2	294	522.8	5,002	8,452	(40.8)
Net revenues	134,229	165,902	(19.1)	113,259	18.5	507,397	541,839	(6.4)
Non-interest expenses:
Compensation and benefits	89,497	94,300	(5.1)	74,813	19.6	323,503	315,329	2.6
Non-compensation operating expenses	33,959	27,946	21.5	29,294	15.9	120,625	96,975	24.4
Total non-interest expenses	123,456	122,246	1.0	104,107	18.6	444,128	412,304	7.7
Income before income taxes	$10,773	$43,656	(75.3)	$9,152	17.7	$63,269	$129,535	(51.2)

As a percentage of net revenues:
Compensation and benefits	66.7	56.8		66.0		63.8	58.2
Non-compensation operating expenses	25.3	16.9		25.9		23.7	17.9
Income before income taxes	8.0	26.3		8.1		12.5	23.9

Institutional Group Brokerage & Investment Banking Revenues (Unaudited)
	Three Months Ended					Year Ended
(in 000s)	12/31/11	12/31/10	% Change	9/30/11	% Change	12/31/11	12/31/10	% Change
Institutional brokerage:
Equity	$40,598	$46,521	(12.7)	$47,185	(14.0)	$181,876	$172,983	5.1
Fixed income	39,741	36,090	10.1	31,844	24.8	141,411	168,506	(16.1)
Institutional brokerage	80,339	82,611	(2.8)	79,029	1.7	323,287	341,489	(5.3)

Investment banking:
Capital raising:
Equity	10,109	34,458	(70.7)	16,382	(38.3)	77,495	87,415	(11.3)
Fixed income	13,222	6,216	112.7	5,054	161.5	26,490	21,058	25.8
Capital raising	23,331	40,674	(42.6)	21,436	8.8	103,985	108,473	(4.1)
Advisory fees:
Equity	25,680	38,119	(32.6)	10,930	134.9	67,921	76,100	(10.7)
Fixed income	3,048	2,790	9.3	1,570	94.3	7,202	7,325	(1.7)
Advisory fees	28,728	40,909	(29.8)	12,500	129.8	75,123	83,425	(10.0)
Investment banking	$52,059	$81,583	(36.2)	$33,936	53.4	$179,108	$191,898	(6.7)

Investor Relations Contact

Sarah Anderson, (415) 364-2500, investorrelations@stifel.com

12 Includes net interest and other income.